EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement of Simtek Corporation on Form SB-2 of our report, dated January 28, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" in such Prospectus.



/s/ Hein & Associates LLP
HEIN & ASSOCIATES LLP
September 8, 2004